State of Delaware                          Page 1

                        Office of the Secretary of State
                        --------------------------------



     I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY  THE  ATTACHED  IS A  TRUE  AND  CORRECT  COPY  OF  THE  CERTIFICATE  OF

INCORPORATION OF "SOFTWORKS,  INC.",  FILED IN THIS OFFICE ON THE TWENTY-SEVENTH

DAY OF MAY, A.D. 1998, AT 12 O'CLOCK P.M.










                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2899223 8100
                                             AUTHENTICATION:
                                                                    9116684
981212854                                             DATE:         06-03-98

                          CERTIFICATE OF INCORPORATION

                                       of

                                 SOFTWORKS, Inc.
                            (a Delaware corporation)


                                   * * * * * *


     THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation is:

                                 SOFTWORKS, Inc.

     SECOND: The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is ONE HUNDRED FIFTY-TWO MILLION (152,000,000) shares. Of these (i) ONE HUNDRED FIFTY MILLION (150,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; and
(ii) TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.001 per share.

          (b) Subject to the rights of any holders of Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote.

          (c) The Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

     FIFTH: The name and mailing address of the incorporator is as follows:


          Nancy D. Lieberman      Blau, Kramer, Wactlar
                                   & Lieberman, P.C.
                                  100 Jericho Quadrangle
                                  Suite 225
                                  Jericho, New York  11753


     SIXTH: (a) The number of directors of the corporation shall be determined in the manner prescribed by the by-laws of this corporation.

          (b) The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of the office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of shareholders to be held in 1999, Class II at the second annual meeting of shareholders to be held in 2000 and Class III at the third succeeding annual meeting of shareholders to be held in 2001. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

          (c) At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected, whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     EIGHTH: Subject to the provisions contained in Article TWELFTH hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH: Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     TENTH: Special meetings of stockholders may be called by the Chairman of the Board, President or a majority of the Board of Directors or at the written request of stockholders owning at least sixty-six and two-thirds percent (66-2/3%) of the entire voting power of the corporation's capital stock.

     ELEVENTH: In the event that it is proposed that the corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly fifteen (15%) percent or more of the outstanding voting power of the capital stock of this corporation, or that the corporation sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds (66-2/3%) percent of the total voting power of all outstanding shares of capital stock of this corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of

Directors of this corporation prior to the acquisition of the ownership or control of fifteen (15%) percent of the outstanding shares of this corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this corporation and another corporation, fifty (50%) percent or more of the total voting power of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     TWELFTH: The provisions set forth in Articles SIXTH, NINTH, TENTH AND ELEVENTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of capital stock of the corporation.

     THIRTEENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

     FOURTEENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

     FIFTEENTH: Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article FIFTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

     SIXTEENTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any By-Laws adopted by the Board of Directors.

     THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and I have accordingly set my hand hereto this 26th day of May, 1998.



                                /s/ Nancy D. Lieberman
                                -------------------------------
                                Nancy D. Lieberman
                                Incorporator
                                Blau, Kramer, Wactlar
                                  & Lieberman, P.C.
                                100 Jericho Quadrangle
                                Jericho, New York  11753

                               State of Delaware                          Page 1

                        Office of the Secretary of State
                        --------------------------------



     I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE  ATTACHED IS A TRUE AND CORRECT COPY OF THE  CERTIFICATE  OF MERGER,

WHICH MERGES:


     "SOFTWORKS, INC.", A MARYLAND CORPORATION, WITH AND INTO "SOFTWORKS, INC.",

UNDER THE NAME OF "SOFTWORKS,  INC." A CORPORATION  ORGANIZED AND EXISTING UNDER

THE LAWS OF THE STATE OF  DELAWARE,  AS  RECEIVED  AND FILED IN THIS  OFFICE THE

TWENTY-NINTH DAY OF MAY, A.D. 1998, AT 1:30 O'CLOCK P.M.











                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2899223 8100M
                                             AUTHENTICATION:
                                                                     9228319
981299018                                              DATE:         07-31-98

                              CERTIFICATE OF MERGER
                                       OF
                                 SOFTWORKS, Inc.
                              (a Maryland Domestic)

                                      INTO

                                 SOFTWORKS, Inc.
                              (a Delaware Domestic)

                                   * * * * * *


     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

               NAME                     STATE OF INCORPORATION
               ----                     ----------------------
          SOFTWORKS, Inc.                       Maryland
          SOFTWORKS, Inc.                       Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Softworks, Inc., a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of Softworks, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at an office of the
surviving   corporation,   the  address  of  which  is  5845  Richmond  Highway,
Alexandria, Virginia 22303.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                             Par value per share
                                                             or statement that
                                                             shares are without
Corporation          Class            Number of Shares       par value
-----------          -----            ----------------       -------------------
Softworks, Inc.      Common Stock          10,000                  $10.00
(Maryland)



Dated: May 28, 1998
       ------------

                                         SOFTWORKS, INC.(a Delaware Corporation)

                                         By: /s/ Judy G. Carter,
                                             --------------------------
                                             Judy G. Carter, President

                               State of Delaware                          Page 1

                        Office of the Secretary of State
                        --------------------------------



     I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE  CERTIFICATE OF AMENDMENT

OF "SOFTWORKS,  INC.",  FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER,  A.D.

1999, AT 10 O'CLOCK A.M.

     A FILED  COPY OF THIS  CERTIFICATE  HAS BEEN  FORWARDED  TO THE NEW  CASTLE

COUNTY RECORDER OF DEEDS.










                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2899223 8100                                                         0071852
                                             AUTHENTICATION:

991476092                                              DATE:         11-09-99

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF

                                 SOFTWORKS, INC.
                                 ---------------



          SOFTWORKS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors, Inc. of SOFTWORKS, INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

                   RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing paragraph (a) of Article FOURTH of the Company's Certificate of Incorporation, so that, as amended said Article shall be and read as follows:

               "FOURTH; (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is FIFTY-TWO MILLION (52,000,000) shares. Of these (i) FIFTY MILLION (50,000,000) shares shall be shares of common stock of the par value of $.001 per share; and (ii) TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.001 per share."

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SOFTWORKS, INC. has caused this certificate to be signed by JUDY G. CARTER, its President and C. R. KINSEY, III, its Secretary, this 23RD day of September, 1999.

                                   SOFTWORKS, INC.


                                   By: /s/ Judy G. Carter
                                   -------------------------
                                   Judy G. Carter, President

 ATTEST:

 By: /s/ C. R. Kinsey, III
     ---------------------
       C. R. Kinsey, III